UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2013 (November 13, 2013)

iStar Financial Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-15371	95-6881527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas, 39th Floor New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                             Entry into a Material Definitive Agreement.

ITEM 2.03                             Creation of a Direct Financial Obligation.

On November 19, 2013, iStar Financial Inc. (the “Company”) completed the sale of $200,000,000 aggregate principal amount of 1.50% Convertible Senior Notes due 2016 (the “Notes”) pursuant to a purchase agreement, dated November 13, 2013 (the “Purchase Agreement”), between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the representative of the other initial purchasers named therein (the “Initial Purchasers”).  The Notes were issued pursuant to a supplement indenture, dated November 19, 2013 (the “Supplemental Indenture”), between the Company and U.S. Bank National Association, as the trustee.  The Notes are unsecured, senior obligations of the Company and rank equally in right of payment with all of the Company’s existing and future unsecured, unsubordinated indebtedness.

The Notes will bear interest at an annual rate of 1.50% and mature on November 15, 2016.  The Company will pay interest on the Notes on each May 15 and November 15, commencing on May 15, 2014.

Upon the occurrence of a Fundamental Change (as defined in the Supplemental Indenture), each holder of the Notes will have the right to require the Company to purchase all or a portion of such holder’s Notes at a purchase price equal to 100% of the principal amount thereof, plus accrued interest.

Each holder of the Notes may convert such holder’s Notes at any time prior to the close of business on November 14, 2016.  The Notes are convertible at an initial conversion rate of 57.8369 shares per $1,000 principal amount of Notes, which is equal to a conversion price of approximately $17.29 per share, subject to adjustment.  If a holder of the Notes elects to convert such Notes in connection with a Make-Whole Fundamental Change (as defined in the Supplemental Indenture), such holder may also be entitled to receive a make-whole premium upon conversion in certain circumstances.  The Company does not have the right to redeem the Notes at its option.

Copies of the Purchase Agreement, the Supplemental Indenture, the Global Note, the Company’s press release announcing the offering of the Notes and the Company’s press release announcing the pricing of the Notes are attached hereto as Exhibits 1.1, 4.1, 4.2, 99.1 and 99.2 respectively, and incorporated by reference herein.  The foregoing is not a complete description of such agreements or the terms of the Notes.  For a complete description of the Notes, please see the full text of the Supplemental Indenture and the Notes.

ITEM 9.01                             Financial Statements and Exhibits.

1.1

Purchase Agreement, dated November 13, 2013, by and among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other several initial purchasers named therein, relating to the Notes.

4.1	Supplemental Indenture, dated November 19, 2013, between iStar Financial Inc. and U.S. Bank National Association, as the trustee.

4.2	1.50% Convertible Senior Notes due 2016 — Rule 144A Global Note.

99.1	Press Release dated November 13, 2013 announcing the offering of the Notes.

99.2	Press Release dated November 13, 2013 announcing the pricing of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

iSTAR FINANCIAL INC.

Date: November 19, 2013	By:	/s/ Jay Sugarman
Jay Sugarman
Chairman and Chief Executive Officer

Date: November 19, 2013	By:	/s/ David M. DiStaso
David M. DiStaso
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
1.1

Purchase Agreement, dated November 13, 2013, by and among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other several initial purchasers named therein, relating to the Notes.

4.1	Supplemental Indenture, dated November 19, 2013, between iStar Financial Inc. and U.S. Bank National Association, as the trustee.

4.2	1.50% Convertible Senior Notes due 2016 — Rule 144A Global Note.

99.1	Press Release dated November 13, 2013 announcing the offering of the Notes.

99.2	Press Release dated November 13, 2013 announcing the pricing of the Notes.